                                  Exhibit 10.1

                     WORKING CAPITAL REVOLVING LOAN FACILITY
                             AND SECURITY AGREEMENT

         THIS WORKING CAPITAL REVOLVING LOAN FACILITY AND SECURITY AGREEMENT (this "Agreement") dated as of November __, 2002, is made by and among RZB Finance, LLC, a Delaware limited liability company with an address at 1133 Avenue of the Americas, 16/th/ Floor, New York, New York 10036 (the "Lender"); Isomet Corporation, a New Jersey corporation with its principal place of business at 5263 Port Royal Road, Springfield, Virginia 22151 ("Isomet Corp."); Isomet UK, a wholly owned subsidiary of Isomet Corp., with an address at 18 John Baker Close, Llantarnam Industrial Park, Cwmbran Gwent NP44 3AX, United Kingdom ("Isomet UK"); and Isomet Foreign Sales Corporation, a wholly owned subsidiary of Isomet Corp., with an address at c/o Ernst & Young, P.O. Box 261, Bay Street, Bridgetown, Barbados ("IFSC"). Isomet Corp., Isomet UK and IFSC are collectively and individually from time to time herein referred to as the "Borrower."

         WHEREAS, Borrower has requested that the Lender establish a Loan Facility ("Loan Facility") for the purpose of providing the Borrower with pre-export working capital to finance the manufacture or purchase and subsequent sale of the Items and for such other purposes as are expressly set forth herein; and

         WHEREAS, Borrower has executed a borrower agreement (the "Borrower Agreement") which has been acknowledged by the Lender and which is attached hereto as Exhibit "A" and the terms of which are incorporated by reference herein; and

         WHEREAS, the Export-Import Bank of the United States ("Ex-Im Bank") will guarantee the payment of one hundred percent (100%) of the principal amounts disbursed and outstanding under such Loan Facility and all interest accrued thereon, subject to the terms and conditions of a Master Guarantee Agreement dated September 20, 2002 (the "Master Guarantee Agreement") by and between Ex-Im Bank and the Lender and a Loan Authorization Agreement by and between Ex-Im Bank and the Lender ("Loan Authorization Agreement") which is attached hereto as Exhibit "B" and incorporated by reference herein; and

         WHEREAS, Lender is prepared to establish the Loan Facility pursuant to the terms and subject to the conditions herein set forth.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows.

1.       DEFINITIONS.

         1.1 Construction. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned to them in the Borrower Agreement or in the Loan Authorization Agreement. For the purposes of interpreting this Agreement, if any of the capitalized terms defined in this Agreement conflict with the same terms as they are defined in either the Borrower Agreement or the Loan Authorization Agreement, the definitions of the capitalized terms in this Agreement shall prevail.

         1.2 Incorporation of Recitals. The recitals to this Agreement are incorporated into and shall constitute a part of this Agreement.

         1.3 Definitions. As used in this Agreement, including the recitals hereto, the following terms shall have the following meanings:

         "Account Debtor" shall have the meaning as defined in Article 9 of the UCC.

         "Accounts Receivable" shall have the meaning as defined in Section 1.01 of the Borrower Agreement.

         "Availability Date" shall have the meaning as defined in Section 11.1 of this Agreement.

         "Borrowing Base" shall have the same meaning as "Export-Related Borrowing Base" as that term is defined in Section 1.01 of the Borrower Agreement.

         "Controlled Account" shall have the meaning set forth in Section 2.7 of this Agreement.

         "Credit Accommodations" shall have the meaning as defined in Section
1.01 of the Borrower Agreement.

         "Disbursement" shall mean an advance of a working capital loan from Lender to Borrower under the Loan Facility.

         "Disbursement Rates" shall mean the advance rates specified in Section 5(C) of the Loan Authorization Agreement for each category of Collateral.

         "Eligible Export-Related Accounts Receivable" shall mean, to the extent not excluded under the Borrower Agreement, those export-related trade accounts from the sale of Items due and payable to the Borrower in the United States and any notes, drafts, letters of credit or insurance proceeds supporting payment thereof, provided, however, the Lender may include in the Borrowing Base, Accounts Receivable due and collectible in the United Kingdom by Isomet UK or denominated in British pounds if all of the special conditions set forth in
Article 9 of this Agreement have been met by Borrower.

         "Eligible Costs" shall mean those working capital costs associated with an Export Order or an Indirect Export which are not excluded under the Borrower Agreement.

         "Event of Default" shall have the meaning as set forth in Section 12.1 of this Agreement.

         "Export Order" shall mean a written export order or contract for the purchase by a buyer from the Borrower of any of the Items.

         "General Intangibles" shall mean all intellectual property and other "general intangibles" (as such term is defined in the UCC) necessary or desirable to or for the disposition of Inventory.

         "Inventory" shall mean "inventory" (as such term is defined in the UCC), now or hereafter owned or acquired by Borrower, wherever located, including all inventory, merchandise, goods and other personal property which are held by or on behalf of Borrower for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Borrower's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

         "Indirect Exports" shall mean those sales of the Items, not excluded under the Borrower Agreement, from the Borrower to a buyer who intends to export the Items.

         "Items" shall mean acousto-optic laser control devices, electronic drivers and birefringent material.

         "Loan Facility" shall mean the revolving loan facility established by the Lender for the Borrower under this Agreement.

         "Loan Documents" shall have the meaning as defined in Section 1.01 of the Borrower Agreement.

         "Maturity Date" shall have the meaning as defined in Section 2.3 herein.

         "Maximum Amount" shall have the meaning as defined in Section 2.1 herein.

         "Note" shall have the meaning as defined in Section 2.3 herein.

         "Obligations" shall have the meaning as defined in Section 4.1 herein.

         "Permitted Liens" shall mean those liens of Bank of America Leasing & Capital, LLC and Lombard North Central PLC Capital Leases that are authorized by Ex-Im Bank under Section 6(c) of the Loan Authorization Agreement.

         "Prime Rate" shall mean the "Prime Rate" as published in the "Money Rates" section of the Wall Street Journal.

         "Secured Accounts Receivable" shall have the meaning as defined in
Section 4.1(b) herein.

         "Secured Collateral" shall have the meaning as defined in Section 4.1 herein.

         "UCC" shall mean the Uniform Commercial Code as the same may be in effect from time to time in the jurisdiction in which the Borrower or the Collateral is located.

2.       BASIC TERMS AND CONDITIONS OF LOAN FACILITY

         2.1 Loan Facility. On the terms and subject to the conditions of this Agreement, Lender agrees to lend to Borrower and Borrower agrees to borrow from Lender through the Loan Facility funds in an amount not to exceed at any time the "Maximum Amount." The Maximum Amount shall mean the principal dollar amount outstanding under the Loan Facility at any one time equal to the lesser of (a) One Million Five Hundred Thousand Dollars ($1,500,000.00), or (b) the Borrowing Base. The Borrower shall use the Credit Accommodations under the Loan Facility solely for the purpose set forth in Section 6.1 of this Agreement and for the purpose of enabling the Borrower to finance the costs of manufacturing, producing, purchasing or selling the Items as permitted by the Borrower Agreement and the Loan Authorization Agreement.

         2.2 Disbursements. Disbursements under the Loan Facility shall be made in accordance with the provisions of Article 7 of this Agreement and in accordance with the Borrower Agreement and the Loan Authorization Agreement (including the applicable Disbursement Rates set forth therein and the special conditions attached as Schedule B thereto).

         2.3 The Note. The obligation of the Borrower to repay Disbursements made under the Loan Facility shall be evidenced by the Borrower's promissory note of even date herewith (the "Note") payable to the order of the Lender and in the form attached hereto as Exhibit "C". The Note shall be in the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000.00) and shall bear interest as set forth in Section 2.4 herein. Unless the Loan Facility is renewed or extended by Lender with the consent of Ex-Im Bank, Borrower shall pay in full all amounts outstanding under the Loan Facility and all accrued and unpaid interest thereon no later than the first business day following the Final Disbursement Date (the "Maturity Date").

         2.4 Interest. Each Disbursement under the Loan Facility shall bear interest from the date of the respective Disbursement to the date of payment to Lender at a per annum rate equal to the sum of (a) two percent (2.00%), and (b) the Prime Rate. Interest shall be calculated daily on the basis of the actual number of days elapsed (including the first day but excluding the last day) over a year of 360 days.

         2.5 Overdue Interest. Any principal not paid when due shall bear interest from the date when due until payment is made, payable on demand, at a per annum rate equal to the sum of (a) three percent (3.00%), and (b) the Prime Rate.

         2.6 Prepayment; New Disbursements. The Borrower shall have the right on not less than five business Days written notice to the Lender to prepay the Loan Facility in whole at any time, without premium or penalty but with accrued interest on the principal being prepaid to the date of prepayment. The Borrower shall have the right to repay the Loan Facility in part at any time, without premium or penalty but with accrued interest on the principal being prepaid to the date of prepayment. The Borrower shall further have the right to obtain new Disbursements up to the Availability Date so long as the conditions in Article 7 are met and the aggregate unpaid Disbursements at no time exceed the Maximum Amount.

         2.7 Controlled Account. Prior to the first Disbursement under the Loan Facility, Lender will establish a Controlled Account with a bank acceptable to Lender (the "Controlled Account"). The Controlled Account will operate as a "lock box" account and all payments from Borrower's customers shall be wired or mailed directly to the selected bank and deposited into the Controlled Account. The Borrower agrees to notify its customers that all amounts owing to Borrower have been assigned to Lender and direct its customers to remit payments to the Controlled Account. The Lender may, in its discretion, apply amounts in the Controlled Account to any amounts outstanding under the Loan Facility.

3.       FEES AND EXPENSES

         3.1 Fees and Expenses. The Borrower shall pay to the Lender the fees and expenses specified below:

               (a) An arrangement fee of Twenty Five Thousand Dollars ($25,000.00) payable prior to the first Disbursement under the Loan Facility.

               (b) A facility fee with an Annual Facility Fee Percentage of one and one-half percent (1.5%) per annum and calculated as set forth in Schedule A to the Loan Authorization Agreement payable prior to the first Disbursement under the Loan Facility.

               (c) A fee of Three Hundred Fifty Dollars ($350) for each Disbursement made to the Borrower under this Agreement.

               (d) All reasonable out of pocket costs and expenses, including legal fees, costs and expenses, incurred by the Lender in connection with (i) the preparation, review and amendment of all documentation relating to the establishment of the Loan Facility; (ii) collection efforts and filing and effecting payment on claims made against Ex-Im Bank under the Working Capital Guarantee, (iii) the establishment, preservation and enforcement of Lender's security interest in and liens on the Secured Collateral and (iv) the enforcement of this Agreement against the Borrower. Such costs and expenses may be deducted from the Controlled Account if not otherwise paid by Borrower.

4.   SECURITY AGREEMENT

     4.1 Grant of Security Interest; Secured Collateral. As security for the payment of all of the obligations evidenced by this Agreement, the Note and any other Loan Documents and for Borrower's performance of, and compliance with, all terms, covenants, conditions, stipulations and agreements contained in this Agreement, the Note and any other Loan Documents, whether direct or contingent (collectively the "Obligations"), Borrower hereby grants to Lender and agrees that Lender shall have a perfected, first priority, continuing security interest in all of the following property and assets, wherever situated (the "Secured Collateral"):

          (a) All Inventory of the Borrower in all of its forms and of every nature, kind and description, wherever located and whether now owned or hereafter acquired;

          (b) All "Secured Accounts Receivable" which shall mean all of the following that arise from the sale of the Items: all accounts, Accounts Receivable, other receivables, book debts and other forms of obligations and all present and future rights of the Borrower to payment for goods or products sold or leased or for services rendered or from any other transaction whether earned by performance and whether evidenced by an instrument, chattel paper or a general obligation; all amounts owing to the Borrower arising out of or under its instruments, documents, contract rights, chattel paper and general intangibles and all other debts, obligations, and amounts of whatever nature and in whatever form owing to the Borrower; all rights in, to and under all purchase orders or receipts for goods or services; all rights to payment of interest or finance charges, insurance proceeds, costs of collection and enforcement, reasonable attorney's fees and other amounts with respect to any and all of the foregoing; all rights of an unpaid seller (including rescission, replevin, reclamation and stoppage of delivery in transit or for service) for unpaid goods; rights in any goods or products represented by any and all of the foregoing, including returned, rejected, rerouted or repossessed goods; sureties' obligations, security, guarantees or collateral for any and all of the foregoing including rights at law and in equity with respect thereto; and all proceeds (cash and non-cash) and all products of any and all of the foregoing.

          (c) All General Intangibles (including, without limitation, payment intangibles, all books and records, things in action, contractual rights, tax returns, goodwill, trademarks, copyrights and patents), both now owned or hereafter acquired by the Borrower.

          (d) All proceeds (cash and non cash) and products of any of the foregoing.

The security interest granted hereunder shall extend and attach to all Secured Collateral which is presently in existence or may hereafter arise and which is owned by the Borrower or in which the Borrower has any interest whether held by the Borrower or others for its account. In no event shall prior recourse to any Secured Collateral or other security granted to the Lender be a prerequisite to the Lender's right to demand payment of any obligation owed to the Lender under this Agreement. Further, it is understood that the Lender shall not have any obligation or liability whatsoever to perform in any respect any of the Borrower's respective contracts or obligations relating to the Secured Accounts Receivable. The Secured Collateral shall remain personal property at all times. Borrower shall not affix any of the Collateral to any real property in any manner which would change its nature from that of personal property to real property or to a fixture.

     4.2 Lender's First Priority Security Interest. Lender shall receive prior to the first Disbursement an official report from each state or jurisdiction in which the Borrower or Secured Collateral is located and each other state in which the Lender desires to file Financing Statements indicating that Lender's security interest in the Secured Collateral is prior to all other security interests or other interests reflected in the report except for (i) the Permitted Liens, (ii) liens of Bank of America to be released pursuant to
Section 6.2 hereof, and (iii) liens of Lloyds Bank on assets of Isomet UK to be released prior to the receivables of Isomet UK being included in any calculation of the Borrowing Base.

     4.3 No Obligation to Marshall Liens. To the extent that the obligations of the Borrower under this Agreement are now or hereafter secured by any assets or property other than by the Secured Collateral, then the Lender shall have the right, in its sole discretion exercised in good faith, to determine which rights, liens or remedies the Lender shall at any time pursue, foreclose upon, relinquish, subordinate, modify or to take any other action with respect to, without in any way modifying or effecting any of such rights, liens or remedies or any of the Lender's rights hereunder.

     4.4 Set-Off. Any deposits, reserves or sums of any kind credited by or due from the Lender to the Borrower and any other funds, property or assets of the Borrower in the possession of the Lender may be held by the Lender as security for the obligations of the Borrower under this Agreement and set-off by the Lender at any time in whole or in partial satisfaction of the obligations of the Borrower to the Lender under this Agreement.

     4.5 Financing Statements. The Borrower hereby authorizes the Lender from time to time to file one or more financing statements or continuations or amendments thereto or any other document necessary or desirable to obtain a perfected, first priority continuing security interest in any jurisdiction in which Borrower or the Secured Collateral are located pursuant to the UCC or any other law to which Borrower or the Secured Collateral are subject, (the "Financing Statements"), without the Borrower's signature appearing thereon, as appropriate under any applicable law that the Lender deems desirable to evidence, perfect or protect its security interest in, and other liens on, the Secured Collateral in such form(s) as are satisfactory to the Lender. The Borrower shall pay the cost of filing all Financing Statements and other notices in all public offices where filing is deemed by the Lender to be necessary or desirable to perfect, protect or enforce the security interest and liens granted to the Lender hereunder. A photographic copy or other reproduction of this Agreement or of a Financing Statement is sufficient as an attachment to any Financing Statement. The Lender is hereby authorized to give notice to any person as may be necessary or desirable under applicable laws to evidence, protect, perfect or enforce the Lender's security interest in the Secured Collateral.

     4.6 Limitations on Lender's Duties Relating to Secured Collateral. The Borrower shall bear the risk of loss of the Secured Collateral. Neither the Lender, nor any of its directors, officers, employees or agents shall be liable for any failure to demand, collect or realize all or any part of the Secured Collateral or for any delay in doing so. Neither the Lender, nor any of its directors, officers, employees or agents shall be under any obligation to sell or otherwise dispose of any Secured Collateral upon the request of the Borrower or otherwise. Lender shall have no duty to collect any income accruing on the Secured Collateral or to preserve any rights relating to the Secured Collateral.

     4.7 Additional Security. The Borrower shall at all times ensure that the Borrowing Base exceeds the amount disbursed and outstanding under the Loan Facility. If informed by the Lender or if the Borrower otherwise has actual knowledge that the Borrowing Base is at any time less than the amount disbursed and outstanding under the Loan Facility, the Borrower shall within five (5) Business Days, either (a) furnish additional security to the Lender, in form and amount satisfactory to Lender and Ex-Im Bank, or (b) pay to the Lender an amount equal to the difference between the amount disbursed and outstanding and the Borrowing Base.

5.   CONDITIONS PRECEDENT TO FIRST DISBURSEMENT

     The obligation of the Lender to permit the first Disbursement under the Loan Facility is subject to the following conditions:

     5.1 Execution and Delivery of Loan Documents. Each of the Loan Documents shall have been duly authorized, executed and delivered to Lender by the respective parties thereto and shall constitute the legal, valid and binding obligations of the respective parties thereto and shall be enforceable in accordance with its terms.

     5.2 Fees and Expenses. Lender shall have been paid the fees set forth in
Section 3.1 and such costs and expenses which may have been incurred by Lender as provided in Section 3.1(d).

     5.3 Landlord Waiver. The Borrower shall have delivered to the Lender, in form and substance satisfactory to the Lender, a certificate which has been executed by the Borrower's landlord waiving any and all rights in the Secured Collateral. By its terms, the waiver certificate shall authorize the Lender, its successors and assigns, to enter onto the premises in order to inspect the Secured Collateral and related books and records, or enforce its security interest thereon.

     5.4 Assignment of Key-Man Life Insurance Policy. The Borrower shall have delivered to the Lender, in form and substance satisfactory to the Lender, an assignment of a key-man life insurance policy opened in the name of Henry Zenzie, in the amount of One Million Five Hundred Thousand Dollars ($1,500,000.00). The Borrower shall notify the Lender and Ex-

Im Bank in writing immediately in the event a claim is filed under such key-man life insurance policy.

     5.5 Controlled Account. The Controlled Account shall have been established.

     5.6 Compliance with Section 7.1. Borrower shall have delivered the documents and complied with the conditions set forth in Section 7.1.

     5.7 Liens. Lender shall have received the official reports confirming the priority of Lender's security interest in the Secured Collateral as provided in
Section 4.2 of this Agreement.

     5.8 Other Documents. Borrower shall have delivered to Lender such other documents as Lender may reasonably require Borrower to execute or deliver, in form and substance satisfactory to Lender.

6.   SPECIAL PERMITTED USE OF FIRST DISBURSEMENT

     6.1 Special Permitted Use of First Disbursement. All or a portion of the first Disbursement under the Loan Facility, in an amount not to exceed Seven Hundred Thousand Dollars ($700,000), may be used by Borrower to refinance the Borrower's existing line of credit with Bank of America.

     6.2  Special Condition. The use of the Disbursement permitted under Section
6.1 of this Agreement is expressly conditioned on Borrower, prior to the first Disbursement under the Loan Facility, delivering to Lender a written agreement of Bank of America, in form and substance acceptable to Lender, to release all security interests it holds in the Secured Collateral concomitantly with the delivery by Borrower of the proceeds from the first Disbursement described in
Section 6.1 of this Agreement.

7.   DISBURSEMENTS

     7.1 Conditions Precedent to Each Disbursement. The obligation of the Lender to permit any Disbursement, including the first Disbursement, shall be subject to the delivery to the Lender of the documents indicated below and to the fulfillment, as of the date of such Disbursement, in a manner satisfactory to the Lender, of the conditions set forth below:

          (a) A Request for Disbursement substantially in the form attached hereto as Exhibit "D", and made a part hereof.

          (b) A Borrowing Base Certificate, substantially in the form attached hereto as Exhibit "E", and made a part hereof current within the past thirty
(30) calendar days of the date of the requested Disbursement.

          (c) A copy of the Export Orders referenced in the Request for Disbursement or, if permitted by Lender, a written summary of the Export Orders.

          (d) For any eligible Disbursement related to an Indirect Export, the Borrower shall deliver to Lender an executed copy of both the purchase contract between the Borrower and the buyer and a written certification from the Borrower and the buyer that the Items sold pursuant to such purchase contract will be exported to a country which Ex-Im Bank is not legally prohibited from doing business.

          (e) Borrower shall have complied and shall be in compliance with all terms, covenants and conditions of this Agreement, the Borrower Agreement and the Note which are binding upon it.

          (f) There shall exist no Event of Default and no event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

          (g) The representations and warranties contained in Article 8 shall be true and correct with the same effect as though such representations and warranties had been made at the time of the making of the Disbursement.

          (h) Lender shall have received payment of the fees specified in
Section 3.1 and all other fees and expenses due and payable under Article 3.

     7.2 Limitations on Disbursements. Lender shall not be obligated to make any Disbursements to the Borrower:

          (a) after the Availability Date;

          (b) following the occurrence of an Event of Default or of any event which but for the giving of notice would constitute an Event of Default;

          (c) during any period in which the outstanding principal balance of the Loan Facility exceeds the Borrowing Base;

          (d) except for the first Disbursement described in Section 6.1, that is not supported by an Export Order or, if an Indirect Export, supported by the contracts and certifications specified in Section 7.1(d) above;

          (e) if the Lender has knowledge that the Disbursement will be used in a manner prohibited by Section 2.01 of the Borrower Agreement;

          (f) if the Lender has knowledge that no outstanding Export Orders exist;

          (g) if the Lender has knowledge that Borrower has included in the Borrowing Base any of the exclusions set forth in Section 2.04 of the Borrower Agreement; or

          (h) if the Borrower has violated any terms and conditions of this Agreement, the Borrower Agreement, or the Loan Authorization Agreement.

8.   REPRESENTATIONS, WARRANTIES AND COVENANTS

     8.1 Representations and Warranties of the Borrower. The Borrower represents and warrants to the Lender that:

          (a) Existence and Authority. The Borrower is duly organized and validly existing under the laws of its jurisdiction of incorporation with full power, authority and legal right to own its property and carry on its business as now conducted and has taken all actions necessary or advisable to authorize it to execute, deliver, perform and observe the terms and conditions of this Agreement and all other documents submitted under this Agreement.

          (b) Restrictions. The execution, delivery and performance or observance by the Borrower of the terms of and consummation by the Borrower of the transactions contemplated by this Agreement does not and will not conflict with or result in a breach or violation of: (i) the articles of incorporation, charter, operating agreement, stockholders' agreement, by-laws or similar documents of the Borrower; or (ii) any order, writ, injunction, judgment or decree of any court or other tribunal. Further, the execution, delivery and performance or observance by the Borrower of the terms of and consummation by the Borrower of the transactions contemplated by this Agreement does not and will not conflict with or result in a breach of any agreement or instrument to which the Borrower is a party or by which it or any of its revenues, properties or assets may be subject, or result in the creation or imposition of any lien upon any of the revenues, properties or assets of the Borrower pursuant to any such agreement or instrument.

          (c) Binding Effect. This Agreement, and all other documents submitted under this Agreement which have been executed on or before the date hereof have been duly executed and delivered by the Borrower. This Agreement and each of the documents which may hereafter be executed and delivered under this Agreement will constitute a direct, general and unconditional obligation of the Borrower which is legal, valid and binding upon the Borrower and enforceable against the Borrower in accordance with its respective terms, except as such enforceability may be limited by applicable insolvency, reorganization, liquidation, moratorium, readjustment of debt, or other similar laws affecting the enforcement of creditors' rights generally and by the application of general principles of equity regardless of whether such enforceability is considered in a proceeding at law or in equity. The Borrower's obligations to the Lender under this Agreement will rank in all respects superior in priority of payment and in right of security to all other debts of the Borrower except for the indebtedness secured by the Permitted Liens, and (ii) the indebtedness secured by liens of Lloyds Bank on assets of Isomet UK to be released prior to the receivables of Isomet UK being included in any calculation of the Borrowing Base.

          (d) Borrower's Financial Statements. The Borrower's financial statements shall present fairly the financial condition of the Borrower at the date of such statements and the results of the operations of the Borrower for such quarter. The Borrower's financial statements have been and shall be prepared in accordance with generally accepted accounting principles in the United States of America. Except as fully reflected in the Borrower's financial statements, there are no liabilities or obligations with respect to the Borrower of any nature for the period to which the Borrower's financial statements relate that either individually or in the aggregate would be material to the Borrower. Since the date of the Borrower's financial statements, there has been no material adverse change in the financial condition, business, prospects or operations of the Borrower.

          (e) No Taxes. There is no tax imposed on or in connection with: (i) the execution, delivery or performance of this Agreement or of any of the documents submitted under this Agreement; (ii) the enforcement of any of the documents submitted under this Agreement, or (iii) on any payment to be made to the Lender under any of the documents submitted under this Agreement.

          (f) Payment of Taxes. All taxes, assessments and governmental charges and liens imposed on the Borrower and its properties, operations and income (collectively the "Taxes") have been paid and discharged prior to the date when any interest or penalty would accrue for nonpayment thereof.

          (g) Perfected Lien on Inventory, General Intangibles and Accounts Receivable. This Agreement creates a valid security interest in the Inventory, General Intangibles and the Secured Accounts Receivable, and upon the due filing of UCC-1 financing statements, all filings and other actions necessary or desirable to perfect and protect such security interest will have been duly taken.

     8.3 Affirmative Covenants of the Borrower. The Borrower covenants and agrees that until all amounts owing under this Agreement have been paid in full, the Borrower will, unless the Lender shall have consented in writing:

          (a) Notice of Defaults. Notify Lender promptly but in no event later than seventy-two (72) hours after it has knowledge of an Event of Default.

          (b) Notice of Adverse Changes. Promptly notify the Lender of any material circumstance of which it has knowledge which (i) may result in the occurrence of an Event of Default; or (ii) may result in the Borrower's being unable to perform its obligations under this Agreement.

          (c) Notice of Material Litigation. Promptly notify Lender if any material litigation is filed against the Borrower.

          (d) Financial Statements. (i) Beginning with the financial period ending September 30, 2002 and continuing until all amounts owing under this Agreement have been paid in full, the Borrower shall furnish to the Lender within forty-five (45) days after the end of each quarter, a copy of its financial statements in form and substance satisfactory to Lender, including its balance sheet, statement of income, and statement of cash flow for that quarter all of which have been prepared by an independent accounting firm acceptable to the Lender; and (ii) such additional financial reports and other data and information regarding its financial condition, business and operations as the Lender may reasonably request.

          (e)  Inventory Reports. Submit to the Lender in writing within twenty
(20) days after each month-end, a schedule detailing all of the Borrower's Inventory for the preceding month.

          (f) Accounts Receivable Aging Report. Submit to the Lender on a monthly basis, within twenty (20) days after each month-end, in writing an Accounts Receivable and Accounts Payable aging report detailing the terms of the amount due from and owing to each Account Debtor.

          (g) Inspections. Permit representatives of the Lender and Ex-Im Bank, upon reasonable prior notice, to make reasonable inspections as provided in
Section 2.09 of the Borrower's Agreement of the Borrower's books and records in connection with this Agreement and cause the Borrower's officers and employees to give full cooperation and assistance in connection therewith.

          (h) Use of Disbursements. Use the Disbursements only for the purposes allowed under Section 2.01 of the Borrower Agreement or as otherwise expressly provided in this Agreement.

          (i) Notices of Changes, Transfer, Dissolution and Litigation. Notify the Lender in writing within five (5) Business Days if (a) the Borrower changes its name or identity in any manner, (b) the Borrower changes the location of its principal place of business, (c) the nature of any of the Secured Collateral is changed or any of the Secured Collateral is transferred to another location, (d) any of the books or records related to the Secured Collateral are transferred to another location, (e) a proceeding in bankruptcy or an action for debtor's relief is filed by, against or on behalf of the Borrower, (f) the Borrower fails to obtain the dismissal or termination within thirty (30) calendar days of the commencement of any proceeding or action referred to in (e) above, (g) the Borrower begins any procedure for its dissolution or liquidation, or a procedure therefore has been commenced against it, or (h) any material litigation is filed against the Borrower.

          (j) Terms of Sale. Ensure that all export sales financed with the Loan Facility shall be paid in U.S. Dollars on one of the following terms (i) open account uninsured, or (ii) cash payment received prior to shipment.

          (k) Insurance Premium. Timely pay all premiums on the insurance policy described in Section 5.4 of this Agreement.

          (l) Other Acts. From time to time, do and perform any and all acts and execute and furnish any and all documents as may be necessary or as reasonably requested by the Lender in order to effect the purposes of this Agreement and to protect the interests of the Lender under this Agreement.

     8.5 Negative Covenants Of The Borrower. The Borrower covenants and agrees that until all amounts owing to the Lender under this Agreement have been paid in full, it will not without the prior written consent of the Lender:

          (a) Liens on Items. Create, assume, permit or suffer to exist any liens on any of its assets or property except the following:

               (i) liens for taxes, assessments, or governmental charges or levies if the same shall at the time not be delinquent or thereafter can be paid without penalty or are being contested in good faith and by appropriate proceedings;

               (ii) liens imposed by law such as carriers', warehousemen's, and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than thirty (30) days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books; or

               (iii) the Permitted Liens.

          (b) Loans to Stockholders. From and after August 31, 2002 make or permit any loans, advances to, or guarantee any loans or advances to any stockholder of the Borrower or entity affiliated with the Borrower.

          (c) Indebtedness. The Borrower shall not create, incur, assume or suffer to exist any Indebtedness other than (i) Indebtedness Outstanding as of August 31, 2002, including any renewals, refinancings or extensions of such Indebtedness (provided, however, except as may have existed on August 31, 2002, no liens or other assets may secure such Indebtedness); and (ii) unsecured current liability (not the result of borrowing) incurred in the ordinary and regular course of business for current purposes and not overdue.

          (d) Dividend Restrictions. Declare or pay, or set apart any funds for the payment of, any dividends (other than dividends payable in stock of the Borrower) on any shares of stock of any class of the Borrower, or make any payment to purchase, redeem, retire or acquire any shares of stock of any class of the Borrower or any option, warrant or other right to acquire such stock.

          (e) Change in Business. Make any material change in its organizational structure or the scope or nature of its business or operations.

          (f) Merger, Consolidation, Dissolution and Sale. Merge or consolidate with any other entity; dissolve or terminate its legal existence; sell, lease, transfer or otherwise dispose of, other than in the ordinary course of Borrower's business, any substantial part of its properties or any of its properties essential to the conduct of its business or operations as now or hereafter conducted or enter into any agreement to do any of the foregoing.

9.   SPECIAL CONDITIONS PERTAINING TO CERTAIN ACCOUNTS RECEIVABLE

     9.1  Receivables Due and Collectible Outside the U.S. Notwithstanding
Section 2.04 of the Borrower Agreement, the Lender may include in the Borrowing Base, Eligible Export-Related Accounts Receivable due and collectible in the United Kingdom to Isomet UK, provided that:

          (a) The Accounts Receivable shall derive exclusively from Eligible Exports originating from the United States;

          (b) One hundred percent (100%) of all proceeds from such Accounts Receivable are remitted by Isomet UK to the United States on a minimum of a weekly basis;

          (c) No more than fifty percent (50%) of the Export-Related Borrowing Base may consist of Accounts Receivable due and collectible in the United Kingdom;

          (d) Borrower shall submit a report to Lender, in form and substance satisfactory to Lender, on a minimum of a monthly basis evidencing Borrower's compliance with Section 9.1(c) of this Agreement;

          (e) Lender obtains a valid and enforceable first priority security interest (or its equivalent) in the Accounts Receivable in the jurisdiction where the Accounts Receivable are located;

          (f) Lender obtains a pledge of stock from Isomet Corp., in form and substance satisfactory to Lender, all of the issued and outstanding stock of Isomet UK and IFSC stock sufficient to allow Lender to gain control of Isomet UK and IFSC and all of its assets if there is an Event of Default; and

          (g) Lender obtains a legal opinion, in form and substance satisfactory to Lender, from counsel to Isomet UK licensed to practice in the jurisdiction of incorporation of Isomet UK with regard to the enforceability of the first priority security interest (or its equivalent) in Accounts Receivables of Isomet UK referenced in Section 9.1(e).

     9.2  Accounts Receivable Payable in Non-U.S. Currency. Notwithstanding
Section 2.01 of the Borrower Agreement, the Borrower may denominate Eligible Export-Related Accounts Receivable in British pounds, provided that any such Accounts Receivable are hedged against foreign currency exchange risks.

10.  GOVERNING LAW AND JURISDICTION

     10.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America.

     10.2 Choice Of Forum. As a specifically bargained inducement for the Lender to enter into this Agreement and to extend credit to Borrower, the Borrower agrees that any action, suit or proceeding in respect of or arising out of this Agreement, its validity or performance, may be initiated and prosecuted in New York at the discretion of the Lender. The Borrower consents to and submits to the exercise of jurisdiction over their person by any state or federal court located in New York having jurisdiction over the subject matter, waive personal service of any and all process upon them and consent that all such service of process be made by U.S. registered mail directed to the Borrower and the Lender at their respective addresses as set forth in Section 13.1 hereof; and service so made shall be deemed to be completed five business days after such process shall have been deposited in the U.S. mail, registered mail, postage prepaid. The Borrower waives any objection based on forum non conveniens, and any objection to venue of any action instituted hereunder.

     10.3 JURY TRIAL. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR THE LENDER TO ENTER INTO THIS LOAN AGREEMENT AND TO EXTEND CREDIT TO THE BORROWER, THE BORROWER AND LENDER WAIVE TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS LOAN AGREEMENT AND THE CONDUCT OF THE RELATIONSHIP BETWEEN LENDER AND BORROWER.

11.  AVAILABILITY DATE

     11.1 Availability Date. The Lender shall not be obligated to make any Disbursements under this Agreement to the Borrower subsequent to September 30, 2003 (the "Availability Date"), unless Lender and Ex-Im Bank otherwise consent in writing.

12.  EVENTS OF DEFAULT

     12.1 Events of Default. Upon the occurrence of any of the following events or conditions (each an "Event of Default"):

     (a) any failure by the Borrower to pay when due any amount owing under thisAgreement or any Note; or

     (b) any representation or warranty made or deemed made by the Borrower in this Agreement, or in connection herewith or any statement made in any certificate, report or financial statement furnished by the Borrower to the Lender, or any statement made in the legal opinions of the Borrower concerning facts relating to the Borrower or, as the case may be, relating to the transactions contemplated hereby has proven to have been false or misleading in any material respect when made; or

         (c) any failure by the Borrower to perform or comply with any of the covenants, agreements or provisions set forth in this Agreement; or

         (d) any failure by the Borrower to pay when due including any period of grace provided to the Borrower with respect thereto, any amounts (which in the reasonable judgment of the Lender if the Borrower is required to pay such amount would affect materially and adversely the ability of the Borrower to pay the amounts due under this Agreement) that are payable under any other agreement or instrument providing for the payment by the Borrower of borrowed money or for the deferred purchase price of property or services received or any such amount has prior to the stated maturity thereof become due, or any events specified in any such agreement or instrument shall occur the effect of which is to cause or with the giving of notice or lapse of time or both to permit any person to cause such amounts to become due or to be repaid in full prior to their stated maturity; or

         (e) the Borrower shall be unable to pay their debts as they fall due or shall admit in writing their inability to pay their debts as they fall due or shall become insolvent; or

         (f) proceedings in bankruptcy or an action for debtor's relief is filed by, against, or on behalf the Borrower and, with respect to any such proceedings or action instituted by a person or entity other than the Borrower, such proceedings or action are not terminated or dismissed within thirty (30) calendar days of filing; or

         (g) the Borrower begins any procedure for liquidation or dissolution or any such procedure is commenced against any of them; or

         (h) any judgment against the Borrower shall have been entered on a claim not covered by insurance in an amount which in the reasonable judgment of the Lender if the Borrower is required to pay such amount would affect materially and adversely the ability of the Borrower to pay the amounts due under this Agreement and such judgment has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of thirty (30) days from the date of its entry; or

         (i) the disbursed amount outstanding under the Loan Facility exceeds the Borrowing Base and the Borrower fails within five (5) days after being informed thereof by the Lender either to (a) furnish additional security to the Lender or (b) pay to the Lender an amount equal to the difference between the Disbursed Amount outstanding and the Borrowing Base; or

         (j) any other default occurs under any of the Loan Documents;

then and in any such event, and at any time thereafter, if such event is continuing, the Lender by written notice to the Borrower may terminate all obligations on Lender's part to make any further

Disbursement and/or may declare immediately due and payable all or any portion of the principal amount of the Loan Facility then outstanding, including accrued interest thereon to the date of payment, and all other amounts owing under this Agreement. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. The aforementioned right to accelerate is in addition to and not a substitute for any other rights and remedies available to the Lender under this Agreement and under applicable laws.

13.      MISCELLANEOUS

         13.1 Notices. Any notice or notification required, permitted or contemplated hereunder shall be in writing, shall be addressed to the party to be notified at the address set forth below or at such other address as each party may designate for itself from time to time by notice hereunder, and shall be deemed to have been validly served, given or delivered (a) five days following deposit in the United States mails, registered mail, with proper postage prepaid, or (b) the next business day after such notice was delivered to a regularly scheduled overnight delivery carrier with delivery fees either prepaid or an arrangement, satisfactory with such carrier, made for the payment of such fees, or (c) upon receipt of notice given by facsimile transmission, telex, or personal delivery:

         To Lender:          RZB Finance LLC
                             1133 Avenue of the Americas
                             15/th/ Floor
                             New York, New York 10036
                             Attn: Mr. Vincent Herman
                             Tel: (212) 845-4105
                             Fax: (212) 944-6389

         To Borrower:        Isomet Corporation and Subsidiaries
                             5263 Port Royal Road
                             Springfield, Virginia 22151
                             Attn: Mr. Jerry Rayburn
                             Tel: (703) 321-8301
                             Fax: (703) 321-8546

         With a copy to:     Isomet UK
                             18 John Baker Close
                             Llantarnam Industrial Park
                             Cwmbran Gwent, NP44 3AX
                             Tel: 011-44-16338-72721

         With a copy to:     Isomet Foreign Sales Corporation
                             c/o Ernst & Young
                             P.O. Box 261, Bay Street
                             Bridgetown, Barbados
                             Tel: (246) 430-3900

         13.2 Priority Allocation Of Funds. The Lender is hereby authorized to apply any amounts received or due to the Lender in the order of priority determined by Lender in its discretion.

         13.3 Disclaimer. The Lender shall not be responsible in any way for the performance of the Export Order or orders associated with Indirect Exports, and no claim with respect thereto will affect the obligations of the Borrower under this Agreement or any of the Loan Documents.

         13.4 Disposition of Indebtedness. The Lender may sell, assign, transfer, pledge, negotiate, grant participation in, or otherwise dispose of all or any part of its interest in all or any part of the Borrower's indebtedness under this Agreement and the Note to any party (collectively, a "Disposition of Indebtedness"), and any such party shall enjoy all the rights and privileges of the Lender under this Agreement and the Note. The Borrower shall, at the request of the Lender, execute and deliver to the Lender or to any party that the Lender may designate, any such further instruments as may be necessary or desirable to give full force and effect to a Disposition of Indebtedness. Notwithstanding anything to the contrary, the Borrower may not assign or otherwise transfer any of its obligations under this Agreement without the prior written consent of the Lender.

         13.5 Benefit Of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

         13.6 No Waiver; Remedies Cumulative. No failure or delay on the part of the Lender in exercising any right, power or privilege under this Agreement and no course of dealing between the Borrower and the Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other right, power or privilege thereunder. The remedies expressly provided herein are cumulative and not exclusive of any rights or remedies which the Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lender to any other or further action in any circumstances without notice or demand.

         13.7 Entire Agreement. This Agreement, the Loan Authorization Agreement and the Borrower Agreement and all attachments hereto and thereto contain the entire agreement between the parties relating to the Loan Facility.

         13.8 Amendment Or Waiver. This Agreement may not be changed or amended without the written consent of the parties hereto and no provision hereof may be waived without the written consent of the party to be bound thereby.

         13.9 Counterparts. This Agreement may be signed in separate counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         13.10 Severability. To the extent permitted by applicable law, the legality or unenforceability of any provision of this Agreement shall not in any way effect or impair the legality or enforceability of the remaining provisions of this Agreement.

         IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed and delivered, as of the date first written above.

RZB FINANCE LLC

____________________________________
By: ________________________________
         (Print Name and Title)


ISOMET CORPORATION

____________________________________
By: Jerry Rayburn
    Executive Vice President


ISOMET UK

By:_________________________________
Its:________________________________


ISOMET FOREIGN SALES CORPORATION

By:_________________________________
Its:________________________________